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                          ABN AMRO MORTGAGE CORPORATION

                                    Depositor

                                       and

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

                                    Servicer


                                       and


                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee

                                ----------------

                               FIRST AMENDMENT TO
                         POOLING AND SERVICING AGREEMENT

                            Dated September 10, 2001


                                ----------------


                                  $237,316,463

                       Mortgage Pass-Through Certificates

                                  SERIES 2001-1

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                           FIRST AMENDMENT TO POOLING
                           --------------------------
                             AND SERVICING AGREEMENT
                             -----------------------

        THIS FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT is dated as of September 10, 2001 (herein referred to as this "First Amendment") and is made by and between ABN AMRO MORTGAGE CORPORATION, as depositor (the "Depositor"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., as servicer (the "Servicer"), and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS
                                    --------

        WHEREAS, the Depositor, the Servicer and the Trustee entered into a Pooling and Servicing Agreement dated as of April 1, 2001 (the "Agreement"), pursuant to which (i) the Depositor sold, conveyed and assigned certain Loans to the Trustee in trust for the benefit of Certificateholders of ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 2001-1, (ii) the Servicer agreed to service such Loans in accordance with the terms thereof, and (iii) the Certificates were issued pursuant thereto;

        WHEREAS, this Amendment is being delivered pursuant to Section 10.1(c) of the Agreement in order to conform the terms of the Agreement to the terms described in the Prospectus dated October 12, 1999, together with the Prospectus Supplement dated April 27, 2001.

        NOW, THEREFORE, in consideration of the preceding premises and assumptions and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Trustee, and the Servicer agree as follows:

Section 1. Definitions. All capitalized terms used in this First Amendment which are not specifically defined herein shall have the meanings assigned to them in the Agreement.

Section 2. Amendment to Agreement. The definition of "Compensating Interest" in Article I of the Agreement shall be amended and restated in its entirety as follows:

                        Compensating Interest: For any Distribution Date, the
               lesser of (i) the sum of (a) one-twelfth of 0.04% of the aggregate outstanding Principal Balance of each Loan on the second Due Date preceding such Distribution Date, (b) the aggregate Payoff Earnings and (c) the aggregate Payoff Interest and (ii) the aggregate Uncollected Interest.

Section 3. Agreement to Remain in Full Force and Effect. Except as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.


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Section 4.     Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute one and the same instrument.

Section 5. Governing Law. The First Amendment shall be constructed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.




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         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                               ABN AMRO MORTGAGE CORPORATION,
                                                  as Depositor


                                               By /s/ Daniel J.  Fischer
                                                  ------------------------------
                                               Its Vice President
                                                  ------------------------------



                                               STATE STREET BANK AND TRUST
                                               COMPANY,
                                                 as Trustee


                                               By /s/ Clare M. O'Brien
                                                  ------------------------------
                                               Its
                                                  ------------------------------



                                               WASHINGTON MUTUAL MORTGAGE
                                               SECURITIES CORP.,
                                                 as Servicer


                                               By /s/ Michael L. Parker
                                                  ------------------------------
                                               Its President
                                                  ------------------------------




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